                                                                  EXHIBIT 10.14






                               PURCHASE AGREEMENT



                            Seller: LEWIS M. MITHUN

                     Buyer: NATIONAL GAMING COMPANIES, INC.

                      and NATIONAL LODGING COMPANIES, INC.

                        Effective Date: October 31, 1995


                    Property: LOTS 28, 29, AND 30, BLOCK 22,
                          FREMONT (NOW CRIPPLE CREEK),
                       TELLER COUNTY (FORMERLY EL PASO),
                                    COLORADO




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                                     INDEX

                                                                            Page

1.   Sale of Property ...................................................   1

2.   Earnest Money ......................................................   1

3.   Purchase Price and Payment .........................................   1

4.   Contemporaneous Transactions .......................................   2

5.   Title Examination ..................................................   2

6.   Seller's Representations and Warranties ............................   3

7.   Buyer's and NLC's Representations and Warranties ...................   7

8.   Conditions to Buyer's Obligations ..................................  10

9.   Right of Entry .....................................................  10

10.  Cooperation ........................................................  11

11.  Closing ............................................................  11

12.  Seller's Closing Documents .........................................  11

13.  Buyer's Closing Documents ..........................................  12

14.  Closing Costs and Prorations .......................................  12

15.  Condemnation .......................................................  12

16.  Default; Remedies ..................................................  12

17.  Broker's Commission ................................................  12

18.  Indemnification ....................................................  13

19.  Assignment .........................................................  13

20.  Memorandum of Purchase Agreement ...................................  13

21.  Survival ...........................................................  14



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22.  Notices .........................................  14

23.  Captions ........................................  15

24.  Entire Agreement:  Modification .................  15

25.  Binding Effect ..................................  15

26.  Controlling Law .................................  15


                                    EXHIBITS



Exhibit A -  Hern/Heyliger Property Legal Description

Exhibit B -  Survey Certification

Exhibit C -  Disclosure Schedule

Exhibit D-   Memorandum of Purchase Agreement


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                               PURCHASE AGREEMENT


     THIS AGREEMENT is made as of October 31, 1995, (the "Effective Date") between LEWIS M. MITHUN ("Seller"), NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Buyer") and NATIONAL LODGING COMPANIES, INC., a Minnesota corporation ("NLC"). The "Effective Date" shall be the date on which this Agreement has been fully executed by all parties.

                              W I T N E S S E T H:

     In consideration of the covenants and provisions hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Buyer agree as follows:

     1. SALE OF PROPERTY. Subject to the terms and on the conditions hereinafter set forth, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, that certain real property located in the town of CRIPPLE CREEK, in TELLER COUNTY, COLORADO, is legally described as follows:

                    LOTS 28, 29, AND 30, BLOCK 22, FREMONT,
        (NOW CRIPPLE CREEK), TELLER (FORMERLY EL PASO) COUNTY, COLORADO

together with all easements, interests, rights and privileges benefiting or appurtenant thereto including, but not limited to, all right, title and interest of Seller in and to any land lying in the bed of any highway, street, alley, road or avenue, existing or proposed, in front of or abutting or adjoining such, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part thereof or for damage thereto (the "Property").

     2.   EARNEST MONEY.  Intentionally deleted.

     3. PURCHASE PRICE AND PAYMENT. Buyer shall deliver to Seller on the date of closing as and for the total purchase price to be paid by Buyer to Seller for the Property ("Purchase Price") (i) an amount equal to Three Hundred Thousand Dollars ($300,000.00), by paying the principal balance of that certain promissory note payable to Harold M. Hern by Seller, dated June 30, 1994, and obtaining a release of the deed of trust securing said promissory note, and
(ii) 25,000 shares of the NLC's common stock (the "Shares").

     4. CONTEMPORANEOUS TRANSACTIONS. Contemporaneously with the execution of this Purchase Agreement, Harold and Leota Hern, husband and wife and Victor Heylinger, BUyer and NLC are entering into a purchase agreement (the "Hern/Heyliger Purchase Agreement") to acquire the premises described in Exhibit A attached hereto (the "Hern/Heyliger Property") and 353 Myers Avenue Limited Partnership (the "Partnership") and other individuals and entities and sellers,


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Buyer and NLC are entering into a partnership interest and stock acquisition agreement (the "Jubilee Agreement") for Buyer to acquire a partnership interest in the Partnership in Jubilee Casino in Cripple Creek, Colorado ("Jubilee").
The closing on the sale of the Property pursuant to this Purchase Agreement is anticipated to contemporaneously close with (i) the sale to Buyer of the Hern/Heyliger Property pursuant to the Hern/Heyliger Purchase Agreement and (ii) the sale to Buyer of a partnership interest in the Partnership pursuant to the Jubilee Agreement.

     5.  TITLE EXAMINATION.  Title Examination will be conducted as follows:

         (a) Title Evidence. Promptly after the Effective Date, Seller shall, at Seller's expense, furnish Buyer with the following (collectively, the "Title Evidence"):

            (i) Title Insurance Commitment. A commitment for an ALTA Owner's policy of title insurance for the Property dated subsequent to the date hereof (the "Commitment") which shall be issued by Ticor Title Insurance Company (the "Title Company"). The Commitment shall show all exceptions to title including, but not limited to, all covenants, conditions, restrictions, reservations, easements, rights and rights-of-way, liens and other matters of record, and shall include proper searches for bankruptcies, judgments and State and Federal tax liens affecting the Property or Seller and endorsements for access, zoning, contiguity and such other matters as Buyer may reasonably request.

            (ii) Exception Documents.  Complete and legible copies of all documents or instruments which are listed in the Commitment as affecting the Property (the "Exception Documents").

           (iii) Survey. An ALTA survey of the Property dated subsequent to the date hereof which shall be certified in the manner set forth on Exhibit B attached hereto by a land surveyor who is registered in the State of Colorado (the "Survey").

            (iv) UCC Searches.  A report of UCC Searches for any filings against the Property or Seller made by a search firm acceptable to Buyer (the "UCC Search").

          (b) Buyer's Objections. Buyer shall be allowed 10 days after receiving the last of the Title Evidence in which to notify Seller in writing of any objections based on the form of or the matters disclosed by the Title Evidence ("Objections"). Buyer's failure to make Objections within such time period will constitute a waiver of Objections. Any matter shown on such Title Evidence and not objected to by Buyer shall be a "Permitted Encumbrance" hereunder. Seller agrees to diligently proceed to cure any Objections. If the Objections are not cured within 30 days after Buyer delivers written notice


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               of the Objections to Seller, Buyer will have the right to do any of the following:

               (i) Waive the Objection; or

               (ii) Terminate this Agreement by delivering written notice thereof to Seller.

          If, prior to Closing, Buyer learns of any lien or encumbrance against the Property or any other title defect that was not disclosed on the Title Evidence (a "Later Objection"), Seller shall be obligated to cure such Later Objection within five (5) days after receiving written notice of such Later Objection from Buyer. If Seller fails to so cure any Later Objection, Buyer shall have the right to take any of the actions specified above in (i) and (ii) of this Subsection 5(b).

          (c) Warranty Deed. At Closing, Seller shall convey good and marketable title to the Property to Buyer by Warranty Deed subject only to (i) reservation of minerals or mineral rights by the State of Colorado, if any; (ii) building, zoning and subdivision laws and regulations; (iii) the lien of real estate taxes, including special assessments, which are payable in 1996 and subsequent years; and (iv) Permitted Encumbrances.

          (d) Policy of Title Insurance. At the Closing, the Title Company shall issue in Buyer's favor, at Buyer's cost, an ALTA extended coverage Owner's Policy of Title Insurance (the "Title Policy"), in an amount not less than the Purchase Price, insuring Buyer's title to the Property in fee simple absolute, subject only to the Permitted Exceptions.

     6. SELLER'S REPRESENTATIONS AND WARRANTIES. Except as disclosed on the Disclosure Schedule attached hereto as Exhibit C, Seller represents and warrants to Buyer and NLC as follows:

          (a) Authority. This Agreement has been duly executed and delivered; all of Seller's Closing Documents to be signed by Seller will have been duly executed and delivered at Closing; such execution, delivery and performance by Seller does not conflict with or result in a violation of any judgment, order, or decree of any court or arbiter to which Seller is a party or by which it is bound; this Agreement and those of Seller's Closing Documents to be signed by Seller will contain the valid and binding obligations of Seller, and be enforceable in accordance with their terms.

          (b) Title to Property. Seller owns the Property in fee simple absolute, free and clear of all defects, liens or encumbrances except Permitted Encumbrances.

          (c)  Leases.  As of the Effective Date and the Closing
               Date, the Property is not, and will not be, subject to any lease or occupancy agreement.


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             (d)  Assessments.  Seller has received no notice of actual or threatened special assessments or reassessments of the Property.

             (e) Environmental Laws. Seller has no knowledge, after exercising due diligence in reviewing its files, correspondence and other relevant information concerning the Property currently in its possession, that any toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601-9657, as amended) have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, nor does Seller have any knowledge, after exercising due diligence as described above, of any activity having been undertaken on the Property that would cause or contribute to (i) the Property becoming a treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
                  Section 6901 et seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants from the Property within the ambit of CERCLA or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, that would require a permit under the Federal Water Act, 33 U.S.C. Section 1251 et seq., or the Clean Air Act, 42 U.S.C. Section 7401 et seq., or any similar state law or local ordinance. After exercising due diligence as described above, Seller knows of no substances or conditions in or on the Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements. After exercising due diligence as described above, Seller knows of no above ground or under ground tanks that have been located under, in or about the Property which have been subsequently removed or filled. To the extent storage tanks exist on or under the Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and are, to the best of Seller's knowledge after due inquiry, otherwise in compliance with applicable Federal, state and local statutes, regulations, ordinances and other regulatory requirements.

             (f) Rights of Others to Purchase Property. Seller has not entered into any other contracts for the sale of the Property, nor are there any rights of first refusal or options to purchase the Property or any other rights of others that might prevent the consummation of this Agreement.


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          (g)  Seller's Defaults.  Seller is not in default concerning any of its obligations or liabilities regarding the Property.

          (h) FIRPTA. Seller is not a"foreign person", a "foreign partnership", "foreign trust" or "foreign estate" as those terms are defined in
               Section 1445 of the Internal Revenue Code.

          (i) Proceedings. There are no claims, actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened by any governmental department or agency, or any corporation, partnership, entity or person, which in any manner or to any extent may affect (i) the Property, (ii) Seller's right, title and interest in and to any part or all of the Property, or (iii) Seller's ability to vest in Buyer a fee simple ownership interest in the Property free and clear of any and all liens, claims, encumbrances and rights of redemption.

          (j) Access. The Property has public access by roadways duly dedicated and accepted by the public bodies having jurisdiction thereof and said roadways provide access to the public roadway system of the State of Colorado.

          (k) Encroachments. No structures of any kind encroach on the Property.

          (l) Wetlands. The Property is not in a designated wetland, flood plain or flood insurance area.

          (m) Notices. Seller has received no notice of, nor has Seller reason to believe there exists

               (1) any violation of any law, ordinance or other governmental requirement affecting the Property;

               (2)  any condemnation proceedings affecting the Property;

               (3) any claim for which a mechanic's lien may be filed against the Property; or

               (4) any right claimed by a third party in the Property adverse to Seller's interest therein.

          (n)  Subscription for Shares.

               (i) Seller has been given access to full and complete information regarding NLC (including the opportunity to meet with NLC's officers and review such other documents as Seller may have requested in writing).



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                 (ii)   Seller is experienced and knowledgeable in financial
                        and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks.

                 (iii)  Seller understands that an investment in the Shares is
                        highly speculative and involves a high degree   of
                        risk. Seller believes the investment is suitable for Seller based on Seller's investment objectives and financial needs. Seller can bear the economic risk of an investment in the Shares for an indefinite period of time and can afford a complete loss of such investment.

                 (iv) Seller understands that there will be no market for the Shares, that there are significant restrictions on the transferability of the Shares, and that for these and other reasons, Seller may not be able to liquidate an investment in the Shares for an indefinite period.

                 (v) Seller represents and warrants that Seller is acquiring the Shares for Seller's own account, for long-term investment and without the intention of reselling or redistributing the Shares. Seller has made no arrangement or agreement with others regarding any of the Shares, and Seller's financial condition is such that it is not likely that it will be necessary for Seller to dispose of any of the Shares in the foreseeable future.

                 (vi) Seller understands that the Shares have not been registered under the Securities Act of 1933, as amended, (the "1933 Act"), or applicable state securities laws, and are being offered and sold pursuant to exemptions from registration under the 1933 Act and applicable state securities laws. Seller understands that NLC's reliance on such exemptions is predicated in part on Seller's representations and warranties contained herein.

                 (vii) Seller understands that the Shares may not be sold by Seller except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, or an opinion of counsel that such registration is not required. Seller understands that NLC does not have any obligation to file a registration statement covering securities of NLC, including the Shares.


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


                 (viii) Seller understands that any transfer of the Shares by
                        Seller will be further restricted by a legend placed on the certificate(s) representing the Shares containing substantially the following language:

                        "The securities represented by this
                        certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. No transfer of such shares or any interest therein may be made except pursuant to registration under said laws unless the Company has received an opinion of counsel acceptable to the Company stating that such transfer does not require registration under said laws."

    7. BUYER'S AND NLC'S REPRESENT AND WARRANTIES. Buyer and NLC to Seller represent and warrant to Seller as follows:

        (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota. Accurate and complete copies of the articles of incorporation and by-laws of Buyer have heretofore been delivered to the Seller. NLC is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota. Accurate and complete copies of the articles of incorporation and by-laws of NLC have heretofore been delivered to the Seller.

        (b) Financial Statements. True, correct and complete copies of the unaudited financial statements of NLC as of and for the year ended December 31, 1994, audited financial statements of NLC as of and for the year ended December 31, 1993, and of the unaudited financial statements of NLC as of and for the eight month period ending August 31, 1995 (together, the "Financial Statements") have been furnished to Seller. The Financial Statements fairly present the financial position of NLC as of that date and the results of operations for the period then ended, and have been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of NLC. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the Financial Statements that would, individually or in the aggregate, have a material negative effect upon NLC's reported financial condition.

        (c) Ordinary Curse of Business. Since August 31, 1995, NLC has not incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary

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

                  course of business, the performance of which will not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of its business.

           (d) No Undisclosed Liabilities. NLC does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for such as have been disclosed to Seller.

           (e) Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of NLC have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. NLC is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. NLC has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as disclosed to Seller, NLC's tax returns have not been audited by governmental authorities in a manner to bring such audits to the NLC's attention. NLC does not have any tax liabilities, except those incurred in the ordinary course of business since December 31, 1994.

           (f) Litigation. There are no legal or governmental proceedings pending or threatened to which NLC is or may be party which (i) if determined adversely would have a material adverse effect upon the business, financial condition or operations of NLC, or (ii) which question the validity or enforceability of this Agreement.

           (g) Capitalizaion. The authorized capital stock of NLC consists of an aggregate 25,000,000 shares of common stock, of which 5,413,245 are authorized, issued and outstanding and 5,000,000 shares of Preferred Stock, of which 300,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), of which 266,250 are authorized, issued and outstanding and of which 346,444 shares have been designated as Series B Redeemable Convertible Preferred Stock, of which 346,444 shares are authorized, issued and outstanding (the "Series B Preferred Stock" and collectively with the Series A Preferred Stock, the "Preferred Stock"). The Preferred Stock terms have been provided to the Seller. Except as indicated on Annex A, there are no outstanding securities of NLC which are convertible into or exchangeable for any shares of capital stock of NLC or containing any capital appreciation or profit participation features, there are no outstanding subscriptions, options, warrants, contracts, calls, commitments or any purchase rights of any nature or character (including preemptive rights) relating to NLC's capital stock or



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

                  any other securities of NLC and there is no stock appreciation rights or phantom stock plan.

           (h) Binding Obligation. All proceedings required by law, by the articles and by-laws of Buyer, or by the provisions of this Agreement to be taken by Buyer in connection with this Agreement and the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. All proceedings required by law, by the articles and by-laws of NLC, or by the provisions of this Agreement to be taken by NLC in connection with this Agreement and the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes the legal, valid and binding obligation of NLC in accordance with the terms hereof.

           (i) Corporate Power. Buyer has the requisite power and authority (corporate or otherwise) to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. NLC has the requisite power and authority (corporate or otherwise) to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

           (j) Authorization for NLC'S Common Stock. NLC has taken all necessary action to permit it to issue the number of Shares required to be issued pursuant to this Agreement. The Shares required to be issued pursuant hereto will, when issued, be validly issued, fully paid and nonassessable and no shareholder of NLC will have any preemptive right of subscriptions or purchase in respect thereof.

     8. CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligation to close on the purchase of the Property under this Agreement is contingent upon the occurrence of each of the following as soon as possible, no later than October 31, 1995:

           (a) Buyer shall have reviewed and approved the condition of title to the Property; and

           (b) Buyer shall have conducted and approved an environmental review of the Property.

Any and all of the foregoing conditions are for the sole benefit of Buyer and may be waived, in writing, by Buyer. In the event Buyer desires to terminate this Agreement by reason of the failure of the foregoing conditions, it shall do so by delivering written notice thereof to Sellers with a Quit
Claim Deed to the Property duly executed by Buyer, on or before October 31, 1995. If the notice is timely received, this Agreement shall be null and void.

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
     9. RIGHT OF ENTRY. Seller shall allow Buyer, and Buyer's agents, access to the Property without charge and at all reasonable times for the purpose of Buyer's investigation of the same and the physical condition thereof, including, without limitation, topographic and soil conditions, test pits, soil borings, market and engineering studies, feasibility studies, environmental investigations and such other tests, studies or investigation with respect to the Property desired by Buyer. Buyer shall immediately repair any damage to the Property caused by such inspections and studies and shall indemnify and defend Seller against and hold Seller harmless from any loss, cost, damage or expense, including without limitation, reasonable attorneys' fees, arising from or in connection with Buyer's entry upon the Property for the foregoing inspection, testing and related purposes.

     10. COOPERATION. During the term of this Agreement and prior to Closing, Seller shall, at no cost to Seller and without charge to Buyer, cooperate in Buyer's attempts to obtain all governmental approvals necessary in Buyer's judgment in order to make use of the Property for Buyer's purposes. Seller shall further execute such documents as may be required by governmental bodies to accomplish the foregoing.

     11. CLOSING. The closing of the purchase and sale contemplated by this Agreement (the "Closing") shall occur as soon as possible after all conditions have been fulfilled or October 31, 1995, which ever is earlier. Any reference herein to the "Closing Date" shall mean the actual date of Closing as described in this Section. The Closing shall take place at such place as may be mutually agreed upon by the parties hereto. Seller agrees to deliver possession of the Property to Buyer on the Closing Date.

     12. SELLER'S CLOSING DOCUMENTS. On the Closing Date, Seller shall execute and/or deliver to Buyer the following (collectively, the "Seller's Closing Documents"):

         (a) Deed. A statutory warranty deed, in form satisfactory to Buyer, conveying the Property to Buyer subject only to Permitted Exceptions.

         (b) Title Policy. The Title Policy, or a suitably marked up Commitment for the Title Policy signed by the Title Company in form satisfactory to Buyer.

         (c) Seller's Affidavit. An Affidavit of Title duly executed by Seller indicating that on the Closing Date there are no outstanding unsatisfied judgments, tax liens or bankruptcies against or involving Seller or the Property; that there has been no skill, labor or material furnished to the Property for which payment has not been made or for which mechanics' liens could be filed; and that there are no other unrecorded interests in the Property, together with whatever standard owner's affidavit and/or indemnity (ALTA Form) which may be required by the Title Company to issue the Title Policy required by this Agreement.


         (d) FIRPTA Affidavit. A non-foreign affidavit, properly executed and in recordable form, containing such information as is required by IRC Section 1445(b)(2) and its regulations.

           (e) IRS Reporting Form. The appropriate Federal Income Tax reporting form, if any if required.

           (f) Other Documents. All other documents reasonably necessary to transfer the Property to Buyer free and clear of all encumbrances except the Permitted Exceptions.

     13. BUYER'S CLOSING DOCUMENTS. On the Closing Date, Buyer will execute and/or deliver to Seller the following (collectively, the "Buyer's Closing Documents"):

           (a) Purchase Price. The Purchase Price as provided in paragraph 3 above.

           (b) Title Documents. Such documents as may be reasonably required by the Title Company to record the Seller's Closing Documents and issue the Title Policy required by this Agreement.

     14. CLOSING COSTS AND PRORATIONS. Real estate taxes payable in 1995 and prior years shall be paid by Seller. Seller shall pay or cause to be paid all pending or levied assessments. Buyer shall pay document and recording fees, the premium for the Title Policy and all costs associated with Buyer's financing. Buyer and Seller shall each pay one-half of the Title Company's closing fee.

     15. CONDEMNATION. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any part of the Property, Seller shall immediately give Buyer written notice of such fact and Buyer shall have the right (to be exercised within 30 days after receipt of Seller's notice) to terminate this Agreement. If this Agreement is so terminated, neither party will have further obligations under this Agreement. If Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by any condemnation awards paid to Seller prior to Closing and Seller shall, at Closing, assign to Buyer all of Seller's right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Buyer's prior written consent.

     16. DEFAULT; REMEDIES. If Buyer defaults under this Agreement, Seller shall have the right to terminate this Agreement by giving written notice to Buyer. If Buyer fails to cure such default within the time period specified by law or thirty (30) days, whichever is earlier, this Agreement will terminate. Upon such termination, Seller shall have the right to seek and recover damages from Buyer for nonperformance of this Agreement. If Seller defaults under this Agreement, Buyer shall have the right to seek and recover damages from Seller for nonperformance or specific performance of this Agreement.

     17. BROKER'S COMMISSION. Seller and Buyer represent and warrant to each other that they have dealt with no brokers, finders or the like in connection with this transaction. Seller agrees to indemnify and hold the Buyer harmless against all claims, damages, costs or expenses of or for any such brokerage fees or commissions resulting from Seller's actions or agreements regarding the execution or performance of this Agreement, and to pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the Buyer (including reasonable attorneys' fees) or in enforcing such right to indemnification.

     18.  INDEMNIFICATION.

     a. INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer and NLC harmless at all times from and after the date of this Agreement, against and in respect of all damages, losses, costs and expenses (including reasonable attorneys' fees) which Buyer or NLC may suffer or incur in connection with the breach by Seller of any of its representations, warranties or covenants in this Agreement.

     b. INDEMNIFICATION BY BUYER AND NLC. Buyer and NLC shall indemnify and hold Seller harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorneys' fees) which Seller may suffer or incur in connection with the breach by Buyer or NLC any of their representations, warranties or covenants in this Agreement.

     c. THIRD PARTY CLAIMS. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this Section, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provided that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party,
(ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Article. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity under this Section that such party elects to undertake the defense of such claim, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party. The indemnification provisions of this Agreement shall not apply to claims which individually are less than $5,000 or, in the aggregate with other claims, do not exceed $25,000.

     19.   ASSIGNMENT.   Buyer shall have the right to assign its rights
hereunder.

     20. MEMORANDUM OF PURCHASE AGREEMENT. Simultaneously with the execution of this Purchase Agreement, the parties hereto are executing that certain Memorandum of Purchase Agreement attached hereto as Exhibit D, which Memorandum of Purchase Agreement may be recorded by Buyer, at Buyer's expense, against the Property. Buyer agrees, however, not to record this Purchase Agreement. If Buyer does not close on the purchase of the Property, Buyer agrees to execute and deliver to Seller a Quit Claim Deed for the Property by December 1, 1995.

     21. SURVIVAL. All of the terms of this Agreement will survive and be enforceable after the Closing and will not merge into the warranty deed to be delivered by Seller to Buyer.

     22. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given upon (i) personal service, (ii) three (3) business days following deposit in the United States first class mail, postage prepaid, and addressed as set forth below, or (iii) facsimile transmission (confirmation received) at the facsimile numbers listed below.
Said addresses and numbers may be changed by written notice.

          If to Seller:         Lewis M. Mithun
                                900 East Wayzata Boulevard, Suite 130
                                Wayzata, Minnesota   55391
                                Attention:  Lori Egland
                                Fax No.  612-473-1011

          with a copy to:       Alan C. Eidsness
                                Henson & Efron, P.A.
                                400 Second Avenue South
                                1200 Title Insurance Building
                                Minneapolis, Minnesota 55401
                                Fax No. 612-339-6364

          If to Buyer:          National Gaming Companies, Inc.
                                9855 West 78th Street
                                Suite 220
                                Eden Prairie, Minnesota 55344
                                Attention: Bob Swenson
                                Fax No. 612-943-5666

          or to:                National Gaming Companies, Inc.
                                9855 West 78th Street
                                Suite 220
                                Eden Prairie, Minnesota 55344
                                Attention: Bob Stenson
                                Fax No. 612-943-5666

          With a copy to:       Douglas T. Holod, Esq.
                                Maslon Edelman Borman & Brand
                                a Professional Limited Liability Partnership
                                3300 Norwest Center
                                Minneapolis, Minnesota 55402
                                Fax No. 612-672-8397

          If to Title Company:  Pikes Peak Title Service, Inc.
                                P.O. Box 6040
                                750 E. Hwy. 24
                                Woodland Park, Colorado 80866
                                Attention: Shirley Barnes
                                Fax No. 719-687-3837

     23. CAPTIONS. The paragraph headings or captions appearing in this Agreement have been inserted for convenience only, are not part of this Agreement and are not to be considered in interpreting this Agreement.

     24. ENTIRE AGREEMENT: MODIFICATION. This written Agreement together with the Exhibits attached hereto constitutes the complete agreement between the parties and supersedes any prior or contemporaneous oral or written agreements between the parties regarding the Property. There are no verbal agreements that change this Agreement and no waiver of any of its terms will be effective unless in a writing executed by the parties.

     25. BINDING EFFECT. This Agreement binds and benefits the parties and their successors and assigns.

     26. CONTROLLING LAW. This Agreement has been made under the substantive laws of the State of Colorado, and such laws will control its interpretation.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

                                SELLER

                                /s/ Lewis M. Mithun
                                -----------------------------------
                                LEWIS M. MITHUN

                                BUYER

                                NATIONAL GAMING COMPANIES, INC., a
                                Minnesota corporation

                                By: /s/ R.J. Swenson
                                    -------------------------------
                                Its: President
                                    -------------------------------

                                NLC

                                NATIONAL LODGING COMPANIES, INC., a
                                Minnesota corporation

                                By: /s/ Terrance P. DeRoche
                                    -------------------------------
                                Its: President
                                    -------------------------------

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by LEWIS M. MITHUN, a married person.


                                     /s/ Alan C. Eidsness
                                     -----------------------------
                                     Notary Public


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by R.J. Swenson, the President of NATIONAL GAMING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.



                                     /s/ Lorrie Lee Salzl
                                     -----------------------------
                                     Notary Public



STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by Terrance P. DeRoche, the President of NATIONAL LODGING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                     /s/ Lorrie Lee Salzl
                                     -----------------------------
                                     Notary Public


This Instrument Was Drafted By:
Maslon Edelman Borman & Brand
a Professional Limited Liability Partnership
3300 Norwest Center
Minneapolis, Minnesota 55402
37019-5

                                  EXHIBIT A

                  TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
                          LEWIS M. MITHUN, AS SELLER
                  NATIONAL GAMING COMPANIES, INC., AS BUYER
                                     AND
                       NATIONAL LODGING COMPANIES, INC.


                            HERN/HEYLIGER PROPERTY


Legal Description:  Lots 34, 35, 36, 37, 38, 39 and 40, Block 22, Fremont (Now
                    Cripple Creek), Teller (Formerly El Paso) County;
Property Owner:     Harold Hern and Leota Hern, husband and wife, Victor
                    Heyliger (marital status)

                                   EXHIBIT B

                   TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
                           LEWIS M. MITHUN, AS SELLER
                   NATIONAL GAMING COMPANIES, INC., AS BUYER
                                      AND
                        NATIONAL LODGING COMPANIES, INC.

                              SURVEY CERTIFICATION

     I hereby certify to National Gaming Companies, Inc., a Minnesota corporation, and Ticor Title Insurance Company that on the ____ day of _______________, 1995, I surveyed the following described Property:

      Lots 28, 29, and 30, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado;

and that:

     (a) This survey made was on the ground as per the field notes shown on this survey and correctly shows (i) the legal description of the Property, (ii) the boundaries and areas of the Property and the size, location and type of any foundation, buildings and improvements thereon and the distance therefrom to the nearest facing exterior boundary lines of the Property, the area of the Property to the nearest one 1,000th of an acre and the area of the Property to the nearest one 1,000th of an acre net of any roadway easements or rights-of-way,
(iii) the location of all rights-of-way, easements, servitudes and any other matters of record (or which are discernable, whether or not of record) affecting or benefiting the Property, (iv) the location of any parking areas on the Property showing the number of parking spaces provided thereby, (v) all abutting dedicated public streets providing access to the Property, together with the width and name thereof and any limitation of access, (vi) the location of storm sewers, sanitary sewers and water lines located upon the Property and service lines thereof from their respective main lines, (vii) whether or not the Property is located in an area designated by any agency of the United States of America as being subject to flood hazards or flood risks, and (viii) all other significant items on the Property.

     (b) There are no apparent (i) encroachments upon the Property, (ii) encroachments on any adjacent property, streets or alleys by any improvements on the Property, (iii) party walls, and (iv) conflicts or protrusions except as follows (if none, so state):

     (c) Adequate ingress to and egress from the Property as provided by (name of streets), the same being paved, dedicated public right(s)-of-way maintained by (name of maintaining authority).

     (d) All required building setback lines on the Property are located as shown herein (or stating that there are none affecting the Property).

     (e) This survey shows all matters reflected on the Commitment for Title Insurance dated _________________, 1995, issued by _____________________ and bearing the Commitment No. ________________.

     (f) This survey is made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and as adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992 and that meets the accuracy requirements of a Class A Urban survey as defined therein.


                                   ______________________________
                                   (Signature of Surveyor)

                                   EXHIBIT C


                   TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
                           LEWIS M. MITHUN, AS SELLER
                   NATIONAL GAMING COMPANIES, INC., AS BUYER
                                      AND
                        NATIONAL LODGING COMPANIES, INC.

                              DISCLOSURE SCHEDULE

Section 6(b): Title to the Property: Except that certain encroachment by the Jubilee Casino building.

Section 6(c) Leases: Except that certain month to month verbal lease agreement with Jubilee Casino.

Section 6(f) Rights of Others to Purchase Property: Except for Memorandum of Agreement dated October 21, 1994 which will be cancelled at closing.

Section 6(g) Seller's Default: Except pursuant to the Promissory Note referenced in Section 3 of the Purchase Agreement to Harold Hern.

Section 6(k) Encroachments: See disclosure regarding Section 6(b) above.

                                   EXHIBIT D

                   TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
                           LEWIS M. MITHUN, AS SELLER
                   NATIONAL GAMING COMPANIES, INC., AS BUYER
                                      AND
                        NATIONAL LODGING COMPANIES, INC.

                        MEMORANDUM OF PURCHASE AGREEMENT

     This Memorandum of Purchase Agreement has been executed as of the ____ day of _______________, 1995 between Lewis M. Mithun (hereinafter referred to as "Seller"), NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Buyer"), and NATIONAL LODGING COMPANIES, INC., a Minnesota corporation ("NLC").

                              W I T N E S S E T H:

     WHEREAS, Seller and Buyer have executed that certain Purchase Agreement dated _______________ (the "Purchase Agreement") with respect to certain real property located in CRIPPLE CREEK, TELLER COUNTY, COLORADO, which is legally described as follows (the "Property"):

      Lots 28, 29, and 30, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado;

     WHEREAS, Buyer desires to place this Memorandum of Purchase Agreement of record in order to memorialize its rights to purchase the Property;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree and acknowledge as follows:

     1. Buyer has certain rights to purchase the Property that are described in the Purchase Agreement.

     2. If Buyer does not exercise its rights to purchase the Property, the termination of the Purchase Agreement and Buyer's rights to purchase the Property will be evidenced by a Quit Claim Deed which will be executed by Buyer and placed of record against the Property.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                   SELLER

                                   ----------------------------------
                                   LEWIS M. MITHUN


                                   BUYER

                                   NATIONAL GAMING COMPANIES, INC., a
                                   Minnesota corporation


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------

                                   NLC

                                   NATIONAL LODGING COMPANIES, INC., a
                                   Minnesota corporation


                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------


STATE OF ______________)
                       )ss.
COUNTY OF______________)

     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by Lewis M. Mithun, a single person.


                                   -----------------------------------
                                   Notary Public

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by ________________________________, the
_________________ of NATIONAL GAMING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                     _____________________________________
                                     Notary Public


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by ________________________________, the
_________________ of NATIONAL LODGING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.



                                     _______________________________________
                                     Notary Public

This Instrument Was Drafted By:
Maslon Edelman Borman & Brand
a Professional Limited Liability Partnership
3300 Norwest Center
Minneapolis, Minnesota 55402

37019-5